   As filed with the Securities and Exchange Commission on September 26, 1996
                                                       Registration No. 33-_____

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER  THE SECURITIES ACT OF 1933

                         CAPSTEAD MORTGAGE CORPORATION
             (Exact name of registrant as specified in its charter)

               MARYLAND                              75-2027937
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification No.)

                           2711 NORTH HASKELL AVENUE
                                   SUITE 900
                             DALLAS, TEXAS  75204
                                (214) 874-2323
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                    1994 FLEXIBLE LONG TERM INCENTIVE PLAN
                           (Full title of the plan)

                               ANDREW F. JACOBS
                           2711 NORTH HASKELL AVENUE
                                   SUITE 900
                             DALLAS, TEXAS  75204
                                (214) 874-2350
           (Name, Address, Including Zip Code, and Telephone Number
                  Including Area Code, of Agent for Service)


     THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                                 DAVID BARBOUR
                            ANDREWS & KURTH L.L.P.
                            4400 THANKSGIVING TOWER
                                1601 ELM STREET
                              DALLAS, TEXAS 75201
                                (214) 979-4400

                                 _____________

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                  Proposed Maximum     Proposed Maximum
      Title of Securities         Amount To Be     Offering Price          Aggregate           Amount of
       To Be Registered            Registered       Per Share (1)    Offering Price (1)(2)  Registration Fee
- ------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value       1,800,000(3)       $20.625            $37,125,000           $12,802
============================================================================================================

(1) Calculated on the basis of the average of the high and low sales prices of the Registrant's Common Stock on September 23, 1996, as reported by the New York Stock Exchange, Inc.
(2) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c).
(3) Issuable in connection with stock-related awards available for grant under the Plan.

                                 _____________

Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), the Registrant hereby makes the following statement:

On May 9, 1994, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 33-53555) (the
"Initial Registration Statement") relating to shares of the Registrant's Common Stock to be issued pursuant to the 1994 Flexible Long Term Incentive Plan, and the Initial Registration Statement is currently effective. This Registration Statement relates to securities (i) of the same class as those to which the Initial Registration Statement relates and (ii) to be issued pursuant to the 1994 Flexible Long Term Incentive Plan. The Contents of the Initial Registration Statement are incorporated by reference.



Item 8. Exhibits
        --------


EXHIBITS                           DESCRIPTION
- --------                           -----------

  5.1         ___  Opinion of Andrews & Kurth L.L.P., counsel to the Registrant, as to the legality of the Common Stock being offered
 23.1         ___  Consent of Ernst & Young LLP, independent accountants
 23.2         ___  Consent of Andrews & Kurth L.L.P. (incorporated in Exhibit
                   5.1)
 24           ___  Power of Attorney (included on page 2 of this Registration
                   Statement)



                                   SIGNATURES
                                   ----------


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON THE 25TH DAY OF SEPTEMBER, 1996.


                                  CAPSTEAD MORTGAGE CORPORATION



                                  By: /s/ ANDREW F. JACOBS
                                     -------------------------------------------
                                      ANDREW F. JACOBS, Senior Vice President -
                                         Control and Treasurer

                               POWER OF ATTORNEY
                               -----------------

     EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTED AND APPOINTS RONN K. LYTLE, ANDREW F. JACOBS AND JULIE A. MOORE, AND EACH AND ANY OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH AND ANY OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AS TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ALL OF THEM, OR THEIR OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          SIGNATURE                    TITLE                         DATE
          ---------                    -----                         ----

    /s/ RONN K. LYTLE           Chairman, Chief Executive     September 25, 1996
- -----------------------------   Officer, President and
        RONN K. LYTLE           Director (Principal
                                Executive Officer)



   /s/ ANDREW F. JACOBS         Senior Vice President -       September 25, 1996
- -----------------------------   Control and Treasurer
       ANDREW F. JACOBS         (Principal Financial and
                                Accounting Officer)



   /s/ JOHN C. TOLLESON         Director                      September 25, 1996
- -----------------------------
       JOHN C. TOLLESON



   /s/ BEVIS LONGSTRETH         Director                      September 25, 1996
- -----------------------------
       BEVIS LONGSTRETH



      /s/ PAUL M. LOW           Director                      September 25, 1996
- -----------------------------
          PAUL M. LOW



   /s/ HARRIET E. MIERS         Director                      September 25, 1996
- -----------------------------
       HARRIET E. MIERS



    /s/ WILLIAM R. SMITH        Director                      September 25, 1996
- -----------------------------
        WILLIAM R. SMITH